Exhibit 21
PPG Industries, Inc.
And Consolidated Subsidiaries

Subsidiaries of the Registrant
December 31, 2014

Significant subsidiaries included in the 2014 consolidated financial statements of the Company are:

United States:	Percentage of Voting Power
Pinetree Stockholding Corporation - Delaware	100
PPG Architectural Finishes, Inc. - Delaware	100
PPG Capital LLC - Delaware	100
PPG Industries Fiber Glass Products, Inc. - Delaware	100
PPG Industries International, Inc. - Delaware	100
PPG Industries Ohio, Inc. - Delaware	100
PPG Industries Securities, LLC - Delaware	100
PPG Kansai Automotive Finishes U.S., LLC - Delaware	60
PRC-DeSoto International, Inc. - California	100
Sierracin Corporation - Delaware	100
Sierracin/Sylmar Corporation - California	100
The CEI Group, Inc. - Pennsylvania	75
Vanex, Inc. - Delaware	100

Other Americas:
Alermac Inversiones, S.A. de C.V. - Mexico	100
American Finishes Inversiones S.A. - Chile	100
A P Resinas, S.A. de C.V. - Mexico	100
Comercial Mexicana de Pinturas, S.A. de C.V. - Mexico	100
Consorsio Comex, S.A. de C.V. - Mexico	100
Distribuidora Korma, S.A. de C.V. - Mexico	100
Empresa AGA, S.A. de C.V. - Mexico	100
Fabrica de Pinturas Universales, S.A. de C.V. - Mexico	100
Grupo Comex, S.A. de C.V. - Mexico	100
Kemzus, S.A. de C.V. - Mexico	100
PPG ALESCO Automotive Finishes Mexico, S. de R.L. de C.V. - Mexico	60
PPG Architectural Coatings Canada, Inc. - Canada	100
PPG Architectural Coatings (Puerto Rico) Inc. - Puerto Rico	100
PPG Canada Inc. - Canada	100
PPG Industrial do Brasil - Tintas E. Vernizes - Ltda. - Brazil	100
PPG Industries Argentina S.R.L. - Argentina	100
PPG Industries Colombia Ltda. - Colombia	100
PPG Industries de Mexico, S.A. de C.V. - Mexico	100
PPG Kansai Automotive Finishes Canada, LP - Canada	60
Varossieau Suriname NV - Suriname	51.01

EMEA:
Brown Brothers Distribution Limited - United Kingdom	100
Compagnie Equatoriale des Peintures - Cameroon	51.50
Dyrup A/S - Denmark	100

Dyrup SAS - France	100
EPIC Insurance Co. Ltd. - Bermuda	100
Gabonaise de Peintures et Laques - Gabon	51.01
Group 26 Diversified Holdings Ireland - Ireland	100
Johnstone's Paints Limited - United Kingdom	100
Kalon Investment Company Limited- United Kingdom	100
Kalon South Africa Proprietary Limited - South Africa	100
La Seigneurie Caraibes - Guadeloupe	100
La Seigneurie Ocean Indien - La Reunion	51
Peinture de Paris SAS - France	99.94
PPG AC - France SA - France	99.94
PPG Architectural Coatings UK Limited - United Kingdom	100
PPG Coatings B.V. - The Netherlands	100
PPG Coatings BVBA/SPRL - Belgium	100
PPG Coatings Danmark AS - Denmark	100
PPG Coatings Deutschland GmbH - Germany	100
PPG Coatings Europe B.V. - The Netherlands	100
PPG Coatings Manufacturing SARL - France	100
PPG Coatings Nederland BV - The Netherlands	100
PPG Coatings S.A. - France	99.90
PPG Coatings South Africa (Pty) Ltd. - South Africa.	100
PPG Deco Czech a.s. - Czech Republic	100
PPG Deco Polska sp. z.o.o. - Poland	100
PPG Deco Slovakia, s.r.o. - Slovakia	100
PPG Deutschland Business Support GmbH - Germany	100
PPG Deutschland Sales & Services GmbH - Germany	100
PPG Distribution S.A.S. - France	99.94
PPG Europe B.V. - The Netherlands	100
PPG Finance B.V. - The Netherlands	100
PPG France Business Support S.A.S. - France	100
PPG France Manufacturing S.A.S. - France	100
PPG Holdco SAS - France	100
PPG Holdings (U.K.) Limited - United Kingdom	100
PPG Ibérica, S.A. - Spain	100
PPG Ibérica Sales & Services, S.L. - Spain.	100
PPG Industrial Coatings B.V. - The Netherlands	100
PPG Industries (UK) Ltd - United Kingdom	100
PPG Industries Chemicals B.V. - The Netherlands	100
PPG Industries Europe Sàrl - Switzerland	100
PPG Industries Fiber Glass B.V. - The Netherlands	100
PPG Industries France S.A.S. - France	100
PPG Industries Italia S.r.l. - Italy	100
PPG Industries Kimya a Sanayi VE Ticaret AS - Turkey	100

PPG Industries Lackfabrik GmbH - Germany	100
PPG Industries Middle East FZE - U.A.E.	100
PPG Industries Netherlands B.V. - The Netherlands	100
PPG Industries Poland Sp. Z.o.o. - Poland	100
PPG Italia Business Support S.r.l - Italy	100
PPG Italia Sales & Service S.r.l. - Italy	100
PPG Kansai Automotive Finishes U.K. LLP - United Kingdom	60
PPG Luxembourg Finance S.àR.L. - Luxembourg	100
PPG Luxembourg Holdings S.àR.L. - Luxembourg	100
PPG Polifarb Cieszyn S.A. - Poland	100
PPG Premazi CEE (d.o.o.) - Slovenia	100
PPG Retail France SAS - France	99.94
PPG Service Sud S.r.l. - Italy	100
Prominent Paints Proprietary Limited - South Africa	100
Schoch Holding AG - Switzerland	100
Sigma Marine & Protective Coatings Holding B.V. - The Netherlands	100
SigmaKalon (BC) UK Limited - United Kingdom	100
SigmaKalon Nigeria Limited - Nigeria	88.2
SigmaKalon UK Holding Limited - United Kingdom	100
Societe des Anciens Etablissements Peppler - France	99.94
Tintas DYRUP, S.A. - Portugal	100
Trilak Festékgyartó Korlatolt Felelösségü Tarsasag - Hungary	100

Asia:
Foshan Bairun Chemicals Co., Ltd. - China.	100
PPG Aerospace Materials (Suzhou) Co. Ltd. - China	100
PPG Asian Paints Private Ltd. - India	50
PPG Coatings (Hong Kong) Co., Limited - Hong Kong	100
PPG Coatings (Kunshan) Co., Ltd. - China	100
PPG Coatings (Malaysia) Sdn. Bhd. - Malaysia	100
PPG Coatings (Shanghai) Co., Ltd. - China	100
PPG COATINGS (SINGAPORE) PTE. LTD - Singapore	100
PPG Coatings (Suzhou) Company Ltd. - China	100
PPG Coatings (Thailand) Co., Ltd. - Thailand	100
PPG Coatings (Tianjin) Co., Ltd. - China	100
PPG Coatings (Wuhu) Company, Ltd. - China	100
PPG Coatings (Zhangjiagang) Co., Ltd. - China	100
PPG Industries (Korea) Ltd. - South Korea	100
PPG Industries (Singapore) Pte., Ltd. - Singapore	100
PPG Industries Australia PTY Limited A.C.N. 055 500 939 - Australia	100
PPG Industries New Zealand Limited - New Zealand	100
PPG Japan Ltd.- Japan	100
PPG Management (Shanghai) Co., Ltd - China	100

PPG Packaging Coatings (Suzhou) Co., Ltd. - China	100
PPG Paints Trading (Shanghai) Co., Ltd. - China	100
PPG PERFORMANCE COATINGS (HONG KONG) LIMITED - Hong Kong	100
PPG Performance Coatings (Malaysia) Sdn. Bhd. - Malaysia	100
PPG SSC Co., Ltd. - South Korea	80.01
PRC-Desoto Australia Pty Ltd. - Australia	100
Protec Pty Ltd. A.C.N. 007 857 392 - Australia	100
PT. PPG Coatings Indonesia - Indonesia	100
Spraylat Coatings (Shanghai) Limited - China	100